Cawley, Gillespie & Associates, Inc.

petroleum consultants

6500 RIVER PLACE BLVD, SUITE 3-200 306 WEST SEVENTH STREET, SUITE 302 1000 LOUISIANA STREET, SUITE 1900

AUSTIN, TEXAS 78730-1111 FORT WORTH, TEXAS 76102-4987 HOUSTON, TEXAS 77002-5008

512-249-7000 817- 336-2461 713-651-9944

www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in the form and context in which they are included in this Annual Report on Form 10-K (including any amendments thereto) filed by PermRock Royalty Trust (“Annual Report”), to our estimates of reserves and value of reserves and our report on reserves as of December 31, 2023, December 31, 2024 and December 31, 2025 of the underlying properties and net profits interest owned by PermRock Royalty Trust and to the inclusion of our report dated March 6, 2026 as an Exhibit to the Annual Report.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas

March 26, 2026